EXHIBIT 23


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                               CONSENT OF COUNSEL

      The consent of David M. Hayes, General Counsel and Secretary of the Company, is included in his opinions, a copy of which is filed as Exhibit 5.



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                       CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
    Agway Inc.:

We consent to the incorporation by reference in this registration statement on Form S-3 of our report, which includes an explanatory sentence relating to a change in pension accounting, dated August 21, 1998 on our audit of the consolidated financial statements and financial statement schedules of Agway Inc. and Consolidated Subsidiaries as of June 30, 1998 and 1997, and for the years ended June 30, 1998, 1997, and 1996, appearing in the Annual Report on Form 10-K (SEC File No. 2-22791) of Agway Inc. and Consolidated Subsidiaries filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" in this Prospectus.







/s/PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Syracuse, New York
August 31, 1998